UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  December 27, 2005

ATA Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

000-21642	35-1617970
(Commission File Number)	(IRS Employer Identification No.)

7337 West Washington Street Indianapolis, Indiana	46231
(Address of Principal Executive Offices)	(Zip Code)

(317) 247-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

ATA Airlines, Inc., as borrower, and ATA Holdings Corp. and certain of its subsidiaries, as guarantors, entered into a Debtor-in-Possession Credit and Security Agreement, dated as of December 27, 2005 (the “DIP Agreement”), with MatlinPatterson ATA Holdings LLC to provide up to $30 million in debtor-in-possession financing.

ATA Holdings Corp. and seven of its subsidiaries, including ATA Airlines, Inc., are currently operating as debtors-in-possession in Chapter 11 cases pending in Indianapolis.  The terms of the DIP Agreement were approved by the Bankruptcy Court.

A copy of the DIP Agreement is attached as Exhibit 10.1 to this report and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Item  2.03                                          Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth above under Item 1.01, which is incorporated by reference into this Item 2.03.

Item 9.01               Financial Statements and Exhibits

(c)           Exhibits

10.1                                                                           Debtor-in Possession Credit and Security Agreement, dated as of December 27, 2005 between ATA Airlines, Inc, as Borrower, ATA Holdings Corp., as Guarantor, certain of the subsidiaries of ATA Holdings Corp., as Guarantors, and MatlinPatterson ATA Holdings LLC, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2006

ATA HOLDINGS CORP.

By:	/s/ Brian T. Hunt
Name:	Brian T. Hunt,
Title:	Vice President and General Counsel